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                                                                      Exhibit 11

                       Computation of Earnings Per Share
               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

                                                                      (In Millions, Except Per
                                                                            Share Amounts)
                                                                       Year Ended December 31
                                                                  1994          1993          1992
                                                                -------       -------       -------
Earnings per share, as reported:

   Average shares outstanding                                      12.1          12.0          12.0
                                                                =======       =======       =======

   Income before cumulative effect of
    changes in accounting principles                            $  42.8       $  54.6       $  30.8
   Cumulative effect on prior years of
    changes in accounting principles                                 --            --         (38.7)
                                                                -------       -------       -------
   Net income (loss)                                            $  42.8       $  54.6       $  (7.9)
                                                                =======       =======       =======

   Income (loss) per share:

      Income before cumulative effect of
       changes in accounting principles                         $  3.54       $  4.55       $  2.57
      Cumulative effect on prior years of
       changes in accounting principles                              --            --         (3.23)
                                                                -------       -------       -------
      Net income (loss)                                         $  3.54       $  4.55       $  (.66)
                                                                =======       =======       =======

Primary earnings per share:

   Average shares outstanding                                      12.1          12.0          12.0
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                                     --           0.1           0.1
                                                                -------       -------       -------
   Average shares and equivalents                                  12.1          12.1          12.1
                                                                =======       =======       =======

   Income before cumulative effect of
    changes in accounting principles                            $  42.8       $  54.6       $  30.8
   Cumulative effect on prior years of
    changes in accounting principles                                 --            --         (38.7)
                                                                -------       -------       -------
   Net income (loss)                                            $  42.8       $  54.6       $  (7.9)
                                                                =======       =======       =======

   Income (loss) per share:

      Income before cumulative effect of
       changes in accounting principles                         $  3.54       $  4.51       $  2.55
      Cumulative effect on prior years of
       changes in accounting principles                              --            --         (3.20)
                                                                -------       -------       -------
      Net income (loss)                                         $  3.54       $  4.51       $  (.65)
                                                                =======       =======       =======





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
                                                                      (In Millions, Except Per
                                                                            Share Amounts)
                                                                       Year Ended December 31
                                                                  1994          1993           1992
                                                                --------      --------      --------
   Fully diluted earnings per share:

      Average shares outstanding                                   12.1          12.0          12.0
      Net effect of dilutive stock options -
       based on the treasury stock method
       using higher of year-end or average
       market price                                                  --           0.1           0.1
                                                                -------       -------       -------
      Average fully diluted shares                                 12.1          12.1          12.1
                                                                =======       =======       =======



      Income before cumulative effect of
       changes in accounting principles                         $  42.8       $  54.6       $  30.8
      Cumulative effect on prior years of
       changes in accounting principles                              --            --         (38.7)
                                                                -------       -------       -------
      Net income (loss)                                         $  42.8       $  54.6       $  (7.9)
                                                                =======       =======       =======


      Income (loss) per share:

         Income before cumulative effect of
          changes in accounting principles                      $  3.54       $  4.51       $  2.55
         Cumulative effect on prior years of
          changes in accounting principles                           --            --         (3.20)
                                                                -------       -------       -------
         Net income (loss)                                      $  3.54       $  4.51       $  (.65)
                                                                =======       =======       =======





      Common stock options do not have a material dilutive effect and therefore were not included in the computation of earnings per share as reported.





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